Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Rockwell Automation, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint REBECCA W. HOUSE and CHRISTIAN E. ROTHE, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, one or more Registration Statements and any and all amendments (including post-effective amendments) and supplements thereto, for the purpose of registering under the Securities Act of 1933, as amended, securities deliverable pursuant to the Rockwell Automation, Inc. 2026 Long-Term Incentives Plan.

Signature	Title	Date

/s/ Blake D. Moret Blake D. Moret	Chairman of the Board, President and Chief Executive Officer (principal executive officer) and a Director	February 11, 2026

/s/ William P. Gipson William P. Gipson	Director	February 11, 2026

/s/ Alice L. Jolla Alice L. Jolla	Director	February 11, 2026

/s/ James P. Keane James P. Keane	Director	February 11, 2026

/s/ Timothy M. Knavish Timothy M. Knavish	Director	February 11, 2026

/s/ Pam Murphy Pam Murphy	Director	February 11, 2026

/s/ Lisa A. Payne Lisa A. Payne	Director	February 11, 2026

/s/ Thomas W. Rosamilia Thomas W. Rosamilia	Director	February 11, 2026

/s/ Robert W. Soderbery Robert W. Soderbery	Director	February 11, 2026

/s/ Patricia A. Watson Patricia A. Watson	Director	February 11, 2026

/s/ Christian E. Rothe Christian E. Rothe	Senior Vice President and Chief Financial Officer (principal financial officer)	February 17, 2026

/s/ Rebecca W. House Rebecca W. House	Senior Vice President, Chief People and Legal Officer and Secretary	February 11, 2026

/s/ Terry L. Riesterer Terry L. Riesterer	Vice President and Controller (principal accounting officer)	February 17, 2026